As filed with the Securities and Exchange Commission on November 27, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CENOVUS ENERGY INC.
(Exact name of Registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (IRS Employer Identification No.)

4000, 421-7th Avenue S.W. P.O. Box 766 Calgary, Alberta, Canada (403) 766-2000 (Address of Principal Executive Offices)	T2P 4K9 (Zip Code)
Cenovus Energy Inc. Employee Stock Option Plan
(Full title of the plan)
CT Corporation System
111-8th Avenue, New York, New York 10011
(Name and address of agent for service)
(212) 894-8641
(Telephone number, including area code, of agent for service)

COPIES TO:

Kerry D. Dyte Cenovus Energy Inc. 4000, 421-7th Avenue S.W. P.O. Box 766 Calgary, Alberta, Canada T2P 4K9 (403) 766-2000	Andrew J. Foley Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3000
Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in
Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered(1)	Registered (2)(3)	Share (4)	Price(4)	Registration Fee
Common shares, no par value (together with associated common share purchase rights)	6,000,000	$25.40	$152,400,000	$8,504

(1)	Rights are initially carried and traded with the common shares of the Registrant. Value attributable to such rights, if any, is reflected in the market price of the common shares.

(2)	This Registration Statement shall, in accordance with Rule 416 under the Securities Act of 1933 (the “Securities Act”), as amended, be deemed to cover such additional shares as may be issued pursuant to the anti-dilution provisions of the Cenovus Energy Inc. Employee Stock Option Plan or to otherwise prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	Represents the maximum number of shares which may be issued under the Cenovus Energy Inc. Employee Stock Option Plan.

(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act, based on the average of the high and low sales prices of the common shares in the “when issued” trading market as reported on the New York Stock Exchange on November 20, 2009.

EXPLANATORY NOTE
     Cenovus Energy Inc. (the “Registrant”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, or the “Securities Act,” to register 6,000,000 common shares, no par value, which we refer to as the “common shares,” that are reserved for issuance upon exercise of options or in respect of awards to be granted, under the Cenovus Energy Inc. Employee Stock Option Plan, which we refer to as the “Plan,” together with any common share purchase rights that are carried and traded with the common shares of the Registrant.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information
     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act.
Item 2. Registrant Information and Employee Plan Annual Information
     The Registrant will provide to the participants of the Plan a written statement advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, as required by Item 2 of Part I of Form S-8, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. The statement also shall indicate the availability without charge, upon written or oral request, of other documents required to be delivered to employees pursuant to Rule 428(b). Requests should be directed to Cenovus Energy Inc., 4000, 421-7th Avenue S.W., P.O. Box 766, Calgary, Alberta, Canada T2P 4K9, Attention: Secretary; Telephone number (403) 766-2000.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The Registration Statement of the Registrant on Form 40-F, filed with the Securities and Exchange Commission (the “Commission”) on October 29, 2009 (the “Form 40-F”), containing the audited Carve-Out Consolidated Financial Statements of Cenovus Energy as at December 31, 2008 and December 31, 2007 and for each of the years in the three year period ended December 31, 2008 and unaudited Carve-Out Consolidated Financial Statements of Cenovus Energy as at June 30, 2009 and December 31, 2008, and for the three and six month periods ended June 30, 2008 and June 30, 2009 and management’s discussion and analysis thereon and a description of the Registrant’s common shares and common share purchase rights is hereby incorporated by reference in this Registration Statement.
     In addition, all reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such reports or documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     Not applicable.
Item 6. Indemnification of Directors and Officers
     (1) Subject to section 124 of the Canada Business Corporations Act (the “CBCA”), except in respect of an action by or on behalf of the Registrant or other entity to procure a judgment in its favour, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity.
     (2) The Registrant may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in paragraph (1). The individual shall repay the moneys if the individual does not fulfill the conditions of paragraph (3).
     (3) The Registrant may not indemnify an individual under paragraph (1) unless the individual:
(a)	acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.
     (4) The Registrant may, with the approval of a court, indemnify an individual referred to in paragraph (1), or advance moneys under paragraph (2), in respect of an action by or on behalf of the Registrant or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual’s association with the Registrant or other entity as described in paragraph (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions set out in paragraph (3).
Item 7. Exemption from Registration Claimed
     Not applicable.

Item 8. Exhibits

EXHIBIT	DESCRIPTION

4.1	Shareholder Rights Plan Agreement, dated October 20, 2009, between 7050372 Canada Inc. and CIBC Mellon Trust Company (incorporated by reference to Exhibit 99.10 to the Form 40-F filed with the Securities and Exchange Commission on October 29, 2009) (File No.1-34513).

5.1	Opinion of Bennett Jones LLP, Canadian counsel to the Registrant regarding the legality of the common shares.

10.1	Cenovus Energy Inc. Employee Stock Option Plan.

10.2	Cenovus Energy Inc. Form of Stock Option Agreement (new options).

10.3	Cenovus Energy Inc. Form of Replacement Stock Option Agreement (replacement options with SARs granted in exchange for EnCana Corporation options dated in 2005 and 2006).

10.4	Cenovus Energy Inc. Form of Replacement Stock Option Agreement (replacement options with TSARs granted in exchange for EnCana Corporation options dated in 2007).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of McDaniel & Associates Consultants Ltd.

23.3	Consent of GLJ Petroleum Consultants Ltd.

23.4	Consent of DeGolyer and MacNaughton.

23.5	Consent of Netherland, Sewell & Associates, Inc.

23.6	Consent of Bennett Jones LLP, Canadian counsel to the Registrant (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature pages to this Registration Statement).

99.1	Notice of Special Meeting of Shareholders and Information Circular Relating to an Arrangement Involving Cenovus Energy Inc. (the “Information Circular”) (incorporated by reference to the Form 6-K of EnCana Corporation filed with the Securities and Exchange Commission on October 29, 2009) (File No. 1-15266).

99.2	Annual Information Form of EnCana Corporation for the fiscal year ended December 31, 2008 (incorporated by reference to the Form 40-F of EnCana Corporation filed with the Securities and Exchange Commission on February 20, 2009) (File No. 1-15226).

EXHIBIT	DESCRIPTION

99.3	Management’s Discussion and Analysis of EnCana Corporation as at December 31, 2008 and December 31, 2007 and for each of the years in the three year period ended December 31, 2008 (incorporated by reference to the Form 40-F of EnCana Corporation filed with the Securities and Exchange Commission on February 20, 2009) (File No. 1-15226).

99.4	Consolidated Financial Statements of EnCana Corporation as at December 31, 2008 and December 31, 2007 and for each of the years in the three year period ended December 31, 2008 (Note 23 to the Consolidated Financial Statements relates to United States Accounting Principles and Reporting (U.S. GAAP)) (incorporated by reference to the Form 40-F of EnCana Corporation filed with the Securities and Exchange Commission on February 20, 2009) (File No. 1-15226).

99.5	Consolidated Financial Statements of EnCana Corporation as at June 30, 2009, and for the three and six month periods ended June 30, 2008 and June 30, 2009 (incorporated by reference to Exhibit 99.1 to the Form 6-K of EnCana Corporation filed on July 27, 2009) (File No. 1-15226).

99.6	Management’s Discussion and Analysis of EnCana Corporation as at June 30, 2009, and for the three and six month periods ended June 30, 2008 and June 30, 2009 (incorporated by reference to Exhibit 99.2 to the Form 6-K of EnCana Corporation filed on July 27, 2009) (File No. 1-15226).

99.7	Information Circular of EnCana Corporation dated February 28, 2009 with respect to the annual meeting of EnCana Corporation shareholders held on April 22, 2009 (incorporated by reference to Exhibit 99.1 to the Form 6-K of EnCana Corporation filed on March 25, 2008) (File No. 1-15226).
Item 9. Undertakings
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
     Provided, however, that:
     (A) Paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on November 27, 2009.

CENOVUS ENERGY INC.
By:	/s/ Kerry D. Dyte
	Name:	Kerry D. Dyte
	Title:	Secretary

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Brian C. Ferguson, Ivor M. Ruste and Kerry D. Dyte as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated effective November 27, 2009:

Signature	Title

/s/ Brian C. Ferguson	President and Director (Principal Executive Officer)

Brian C. Ferguson

/s/ Ivor M. Ruste	Chief Financial Officer

Ivor M. Ruste	(Principal Financial and Accounting Officer)

/s/ William A. Stevenson	Director

William A. Stevenson

/s/ Wayne R. Thomas	Director

Wayne R. Thomas

AUTHORIZED REPRESENTATIVE
     Pursuant to the requirements to Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement solely in the capacity of the duly authorized representative of the Registrant in the United States on November 27, 2009.

CENOVUS MARKETING (USA) INC.
By:	/s/ Rachel L. Desroches
	Name:	Rachel L. Desroches
	Title:	Assistant Secretary

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION

4.1	Shareholder Rights Plan Agreement, dated October 20, 2009, between 7050372 Canada Inc. and CIBC Mellon Trust Company (incorporated by reference to Exhibit 99.10 to the Form 40-F filed with the Securities and Exchange Commission on October 29, 2009) (File No.1-34513).

5.1	Opinion of Bennett Jones LLP, Canadian counsel to the Registrant regarding the legality of the common shares.

10.1	Cenovus Energy Inc. Employee Stock Option Plan.

10.2	Cenovus Energy Inc. Form of Stock Option Agreement (new options).

10.3	Cenovus Energy Inc. Form of Replacement Stock Option Agreement (replacement options with SARs granted in exchange for EnCana Corporation options dated in 2005 and 2006).

10.4	Cenovus Energy Inc. Form of Replacement Stock Option Agreement (replacement options with TSARs granted in exchange for EnCana Corporation options dated in 2007).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of McDaniel & Associates Consultants Ltd.

23.3	Consent of GLJ Petroleum Consultants Ltd.

23.4	Consent of DeGolyer and MacNaughton.

23.5	Consent of Netherland, Sewell & Associates, Inc.

23.6	Consent of Bennett Jones LLP, Canadian counsel to the Registrant (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature pages to this Registration Statement).

99.1	Notice of Special Meeting of Shareholders and Information Circular Relating to an Arrangement Involving Cenovus Energy Inc. (the “Information Circular”) (incorporated by reference to the Form 6-K of EnCana Corporation filed with the Securities and Exchange Commission on October 29, 2009) (File No. 1-15266).

EXHIBIT	DESCRIPTION

99.2	Annual Information Form of EnCana Corporation for the fiscal year ended December 31, 2008 (incorporated by reference to the Form 40-F of EnCana Corporation filed with the Securities and Exchange Commission on February 20, 2009) (File No. 1-15226).

99.3	Management’s Discussion and Analysis of EnCana Corporation as at December 31, 2008 and December 31, 2007 and for each of the years in the three year period ended December 31, 2008 (incorporated by reference to the Form 40-F of EnCana Corporation filed with the Securities and Exchange Commission on February 20, 2009) (File No. 1-15226).

99.4	Consolidated Financial Statements of EnCana Corporation as at December 31, 2008 and December 31, 2007 and for each of the years in the three year period ended December 31, 2008 (Note 23 to the Consolidated Financial Statements relates to United States Accounting Principles and Reporting (U.S. GAAP)) (incorporated by reference to the Form 40-F of EnCana Corporation filed with the Securities and Exchange Commission on February 20, 2009) (File No. 1-15226).

99.5	Consolidated Financial Statements of EnCana Corporation as at June 30, 2009, and for the three and six month periods ended June 30, 2008 and June 30, 2009 (incorporated by reference to Exhibit 99.1 to the Form 6-K of EnCana Corporation filed on July 27, 2009) (File No. 1-15226).

99.6	Management’s Discussion and Analysis of EnCana Corporation as at June 30, 2009, and for the three and six month periods ended June 30, 2008 and June 30, 2009 (incorporated by reference to Exhibit 99.2 to the Form 6-K of EnCana Corporation filed on July 27, 2009) (File No. 1-15226).

99.7	Information Circular of EnCana Corporation dated February 28, 2009 with respect to the annual meeting of EnCana Corporation shareholders held on April 22, 2009 (incorporated by reference to Exhibit 99.1 to the Form 6-K of EnCana Corporation filed on March 25, 2008) (File No. 1-15226).